Exhibit 4(a)
ARTICLES OF INCORPORATION
OF
HOME CITY FINANCIAL CORPORATION
     FIRST: The name of the corporation shall be Home City Financial Corporation.
     SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Springfield, County of Clark.
     THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.
     FOURTH: The authorized shares of the corporation shall be eight hundred fifty (850) common shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.
     FIFTH: (A) The board of directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the articles of the corporation, and (iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the corporation.
     (B) The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation.
     (C) The authority granted in this Article Fifth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by the Articles of Incorporation of the corporation.
     SIXTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the board of directors of the corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than seventy-five percent (75%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class shall be required to adopt:
(A)	A proposed amendment to the Articles of Incorporation of the corporation;

(B)	A proposed amendment to the Code of Regulations of the corporation;

(C)	A proposal to change the number of directors by action of the shareholders;

(D)	An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations;

(E)	A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

(F)	A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

(G)	A proposed dissolution of the corporation.
     SEVENTH: Until the expiration of five years from the date of the acquisition by the corporation of the capital stock of Home City Federal Savings Bank of Springfield (the “Bank”) to be issued in connection with the conversion of the Bank from mutual to stock form, no Person (hereinafter defined) shall directly or indirectly Offer (hereinafter defined) to Acquire (hereinafter defined) or Acquire the Beneficial Ownership (hereinafter defined) of more than 10% of any class of any equity security of the corporation; provided, however, that such prohibition shall not apply to the purchase of shares by underwriters in connection with a public offering or the power of trustees to vote shares of the corporation held by an employee stock ownership plan for the benefit of employees of the Bank or the corporation. In the event that any shares of the corporation are Acquired in violation of this Article Seventh, all shares Beneficially Owned by any Person in excess of 10% of any class of equity security of the corporation shall not be counted as shares entitled to vote, shall not be voted by any Person and shall not be counted as voting shares in connection with any matter submitted to the shareholders for a vote. For purposes of this Article Seventh, the following terms shall have the meanings set forth below:
(A)	“Person” includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other

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group formed for the purpose of acquiring or disposing of the equity securities of the corporation, but does not include an employee stock ownership plan for the benefit of employees of the Bank or the corporation.

(B)	“Offer” includes every offer to buy or otherwise acquire, solicitations or an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(C)	“Acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(D)	“Acting in concert” means (i) participation in a joint activity or conscious parallel action towards a common goal, whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contracts, understanding, relationship, agreement or other arrangement, whether written or otherwise.

(E)	“Beneficial Ownership” shall include, without limitation, (i) all shares directly or indirectly owned by a Person, by an Affiliate (hereinafter defined) of such Person or by an Associate (hereinafter defined) of such Person or such Affiliate, (ii) all shares which such Person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares as to which such Person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including, without limitation, any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to dispose or to direct the disposition of such shares) or both.

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(F)	“Affiliate” shall mean a Person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another Person.

(G)	“Associate” of a Person shall mean (i) any corporation or organization (other than the corporation or a subsidiary of the corporation) of which the Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which the Person has a substantial beneficial interest or as to which the Person serves as trustee or in a similar fiduciary capacity, except a tax-qualified employee stock benefit plan in which the Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity or a tax-qualified employee stock benefit plan, and (iii) any relative or spouse of the Person, or any relative of such spouse, who has the same home as the Person or is a director or officer of the corporation or any of its parents or subsidiaries.
     EIGHTH: No shareholder of the corporation shall have, as a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.
     IN WITNESS WHEREOF, I have hereunto signed my name this 12th day of August, 1996.

Douglas L. Ulery, Incorporator

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CERTIFICATE OF AMENDMENT
by Shareholders to the Articles of Incorporation of
HOME CITY FINANCIAL CORPORATION

(Name Of Corporation)
     Douglas L. Ulery, who is:
☐ Chairman of the Board    ☑ President    ☐ Vice President (Check one)
and
     Jo Ann Holdeman, who is:
☑ Secretary       ☐ Assistant Secretary (Check one)
of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19___ at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☑	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:
See Exhibit A.
     IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 18th day of November, 1996.

By	Douglas L. Ulery
President

By	Jo Ann Holdeman
Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

Exhibit A
RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting Article FOURTH in its entirety and substituting therefor the following new Article FOURTH:
FOURTH: The authorized shares of the corporation shall be six million (6,000,000), five million (5,000,000) of which shall be common shares, each without par value, and one million (1,000,000) of which shall be preferred shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.
FURTHER RESOLVED, that the Articles of Incorporation of the Corporation be amended by adding thereto the following Article NINTH:
NINTH: No shareholder of the corporation shall have the right to vote cumulatively in the election of directors.

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[Seal of the	Prescribed by	Charter No.	950247
State of Ohio]	BOB TAFT, Secretary of State	Approved	RB
	30 East Broad Street, 14th Floor	Date	11/25/96
	Columbus, Ohio 43266-0418	Fee	35.00
	Form SH-AMD (January 1991)		96112524701
CERTIFICATE OF AMENDMENT
by Shareholders to the Articles of Incorporation of
Home City Financial Corporation

(Name of Corporation)
Douglas L. Ulery, who is:

☐ Chairman of the Board	☑ President	☐ Vice President (check one)

and

Jo Ann Holdeman, who is:	☑ Secretary	☐ Assistant Secretary (check one)
of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)
☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19___ at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☑	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

RESOLVED, that the Articles of Incorporation of the Corporation be amended by deleting Article SECOND in its entirety and substituting therefor the following new Article SECOND:
               SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Springfield, County of Clark.
          IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 20th day of November, 1996.

By	/s/ Douglas L. Ulery
(Chairman, President Vice President)

By	/s/ Jo Ann Holdeman
(Secretary, Assistant Secretary)

          NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us
Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

Mail Form to one of the Following:

                    PO Box 1390
  ☑ Yes
                    Columbus, OH 43216
*** Requires an additional fee of $100 ***

                    PO Box 1028
  ☐ No
                    Columbus, OH 43216

Certificate of Amendment by
Shareholders or Members
(Domestic)
Filing Fee $50.00

  (CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit		PLEASE READ INSTRUCTIONS		(2) Domestic Non-Profit
☐	Amended (122-AMAP)	☑	Amendment (125-AMDS)	☐	Amended (126-AMAN)	☐	Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	Home City Financial Corporation

Charter Number	950247

Name of Officer	J. William Stapleton

Title	President, CEO and COO

☑ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☑ A meeting of the ☑ shareholders ☐ directors (non-profit amended articles only)

☐ members was duly called and held on	November 30, 2006
(Date)
at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 58.64% as the voting power of the corporation.

☐	In a writing signed by all of the ☐ shareholders ☐ directors (non-profit amended articles only)

☐	members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.
Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is:

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

	(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 6,000,000 (see attached)
(Does not apply to box (2))

REQUIRED
Must be authenticated (signed) by an authorized	/s/ J. William Stapleton Authorized Representative	November 30, 2006 Date
representative
(See Instructions)	J. William Stapleton (Print Name)

	Authorized Representative	Date

(Print Name)

ATTACHMENT TO THE
CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS OF
HOME CITY FINANCIAL CORPORATION
     FOURTH: (Continued)
     (A) The authorized shares of the corporation shall be six million (6,000,000), five million (5,000,000) of which shall be common shares, each without par value, and one million (1,000,000) of which shall be preferred shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.
     (B) Effective on the date and at the time this amendment to Article FOURTH of the Articles of Incorporation is accepted by the Secretary of State of the State of Ohio (the “Effective Time”), each two hundred ten (210) of the corporation’s common shares then issued and outstanding shall be automatically converted into one fully-paid and non-assessable common share (the “Reverse Stock Split”).
     (C) In lieu of the issuance of any fractional common shares or scrip that would otherwise result from the Reverse Stock Split to any person who held less than two hundred ten (210) common shares immediately before the Effective Time (the “Cashed Out Holders”), the amount of Seventeen Dollars and Ten Cents ($17.10) shall be paid in cash to each Cashed Out Holder for each common share held immediately prior to the Effective Time. Upon the completion of the Reverse Stock Split, Cashed Out Holders shall cease to be shareholders of the corporation.
     (D) Each person who held two hundred ten (210) or more common shares immediately prior to the Effective Time shall be issued whole and fractional common shares on the basis of the quotient of the number of shares held by each such person, divided by two hundred ten (210).
     (E) This amendment to Article FOURTH shall affect only issued and outstanding shares of the corporation and shall not affect the total authorized number of shares. This Article FOURTH shall not change the stated capital or paid-in surplus referable to the common shares, if any.

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us
Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this Form: (Select One)

Mail Form to one of the Following:

                    PO Box 1390
  ☑ Yes
                    Columbus, OH 43216
*** Requires an additional fee of $100 ***

                    PO Box 1028
  ☐ No
                    Columbus, OH 43216

Certificate of Amendment by
Shareholders or Members
(Domestic)
Filing Fee $50.00

  (CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit		PLEASE READ INSTRUCTIONS		(2) Domestic Non-Profit
☐	Amended (122-AMAP)	☑	Amendment (125-AMDS)	☐	Amended (126-AMAN)	☐	Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	Home City Financial Corporation

Charter Number	950247

Name of Officer	J. William Stapleton

Title	President, CEO and COO

☑ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☑ A meeting of the ☑ shareholders ☐ directors (non-profit amended articles only)

☐ members was duly called and held on	November 30, 2006
(Date)
at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 58.64% as the voting power of the corporation.

☐	In a writing signed by all of the ☐ shareholders ☐ directors (non-profit amended articles only)

☐	members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.
Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is:

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

	(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 6,000,000 (see attached)
(Does not apply to box (2))

REQUIRED
Must be authenticated (signed) by an authorized	/s/ J. William Stapleton Authorized Representative	November 30, 2006 Date
representative
(See Instructions)	J. William Stapleton (Print Name)

	Authorized Representative	Date

(Print Name)

ATTACHMENT TO THE
CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS OF
HOME CITY FINANCIAL CORPORATION
     FOURTH: (Continued)
     (A) The authorized shares of the corporation shall be six million (6,000,000), five million (5,000,000) of which shall be common shares, each without par value, and one million (1,000,000) of which shall be preferred shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.
     (B) Effective on the date and at the time this amendment to Article FOURTH of the Articles of Incorporation is accepted by the Secretary of State of the State of Ohio (the “Effective Time”), each share of the corporation’s common shares then issued and outstanding shall be automatically converted into two hundred ten (210) fully paid and non-assessable common shares (the “Forward Stock Split”).
     (C) This amendment to Article FOURTH shall affect only issued and outstanding shares of the corporation and shall not affect the total authorized number of shares. This Article FOURTH shall not change the stated capital or paid-in surplus referable to the common shares, if any.